Exhibit 4.6

WideOpenWest Finance, LLC
WideOpenWest Capital Corp.

$100,000,000 10.250% Senior Notes due 2019

REGISTRATION RIGHTS AGREEMENT

April 1, 2014

Credit Suisse Securities (USA) LLC

As representative of the several Initial Purchasers

c/o                               Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sirs:

WideOpenWest Finance, LLC, a Delaware limited liability company (“Wow Finance”), and WideOpenWest Capital Corp., a Delaware corporation (“Capital Corp.” and, with Wow Finance, the “Issuers”), propose to issue and sell to Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC. (together, the “Initial Purchasers”), upon the terms set forth in a purchase agreement, dated as of March 26, 2014 (the “Purchase Agreement”), $100 million aggregate principal amount of their 10.250% Senior Notes due 2019 (the “Initial Securities”) to be guaranteed (the “Guaranties”) on a senior basis by the entities listed in Schedule A-1 (the “Guarantors”). The Initial Securities will be issued pursuant to the Indenture dated as of July 17, 2012 (the “Initial Indenture”), as supplemented by a Supplemental Indenture dated as of the Closing Date (as defined in the Purchase Agreement) (the “Supplemental Indenture”) (as supplemented, the “Indenture”), among the Issuers, the Guarantors named therein and Wilmington Trust, National Association (the “Trustee”). As an inducement to the Initial Purchasers, the Issuers and Guarantors agree with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the “Holders”), as follows:

1.                                      Registered Exchange Offer. The Issuers and the Guarantors shall, at their own cost, use commercially reasonable efforts to prepare and, not later than 180 days after (or if the 180th day is not a business day, the first business day thereafter) the date of original issue of the Initial Securities (the “Issue Date”), file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of 10.250% Senior Notes due 2019 and the related guarantees (the “Exchange Securities”), respectively, of the Issuers and the Guarantors issued under the applicable Indenture and substantially identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. Unless not permitted by applicable law or Commission policy, the Issuers and the Guarantors shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days (or if the 270th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities and shall keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Issuers and the Guarantors effect the Registered Exchange Offer, the Issuers and the Guarantors will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that the Issuers and the Guarantors have accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, unless not permitted by applicable law or Commission policy, the Issuers and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Issuers and the Guarantors within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Issuers and the Guarantors acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Issuers and the Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Issuers and the Guarantors shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuers and the Guarantors, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuers and the Guarantors issued under the applicable Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Issuers and the Guarantors shall:

(a)                                 mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)                                 keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)                                  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)                                  otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuers and the Guarantors shall:

(x)                                 accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)                                 deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)                                  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in the Registered Exchange Offer shall be required to represent in writing (which may be contained in the applicable letter of transmittal) to the Issuers and the Guarantors that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuers or the Guarantors or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. Each Holder shall be required to acknowledge and agree that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuers and the Guarantors.

Notwithstanding any other provisions hereof, the Issuers and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies as to form in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.                                      Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Issuers and the Guarantors are not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 270 days of the Issue Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that notifies the Issuers prior to the completion of the Registered Exchange Offer that, based on the advice of counsel, such Holder will not receive freely tradeable Exchange Securities on the date of the exchange, the Issuers and the Guarantors shall take the following actions:

(a)                                 The Issuers and the Guarantors shall, at their cost, as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)                                 The Issuers and the Guarantors shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of one year (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto. The Issuers and the Guarantors shall be deemed not to have used their commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Issuers in good faith and for valid business reasons.

(c)                                  Notwithstanding any other provisions of this Agreement to the contrary, the Issuers and the Guarantors shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.                                      Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)                                 The Issuers and the Guarantors shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuers and the Guarantors shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser in writing, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange

Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b)                                 The Issuers and the Guarantors shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Issuers and the Guarantors have received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)                                     when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes either of the Issuers and the Guarantors to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)                              of the receipt by the Issuers and the Guarantors or their legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)                                 of the happening of any event that requires the Issuers and the Guarantors to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

(vi)                              of any determination by the Issuers and the Guarantors that a post-effective amendment to the Registration Statement or any amendment or supplement thereto would be required.

(c)                                  The Issuers and the Guarantors shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)                                 The Issuers and the Guarantors shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)                                  The Issuers and the Guarantors shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)                                   The Issuers and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuers and the Guarantors consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Issuers and the Guarantors shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Issuers and the Guarantors consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)                                 Prior to any public offering of the Securities, pursuant to any Registration Statement, the Issuers and the Guarantors shall use commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Issuers and the Guarantors shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)                                     The Issuers and the Guarantors shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 3(b) above during the period for which the Issuers and the Guarantors are required to maintain an effective Registration Statement, the Issuers and the Guarantors shall use commercially reasonable efforts to promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuers and the Guarantors notify the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (vi) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). During the period during which the Issuers and the Guarantors are required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Issuers and the Guarantors will, prior to the three-year expiration of that Shelf Registration Statement, file and use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k)                                 Not later than the effective date of the applicable Registration Statement, the Issuers and the Guarantors will provide CUSIP numbers for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be.

(l)                                     The Issuers and the Guarantors will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to their security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuers and the Guarantors’ first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)                             The Issuers and the Guarantors shall use commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes to the Indenture, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under any Indenture, the Issuers and the Guarantors shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)                                 The Issuers and the Guarantors may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuers and the Guarantors such information regarding the Holder and the distribution of the Securities as the Issuers and the Guarantors may from time to time reasonably require for inclusion in the Shelf Registration Statement, including requiring the Holder to properly complete and execute such selling security Holder notice and questionnaires, and any amendments or supplements thereto, as the Issuers and Guarantors may reasonably deem necessary or appropriate, and the Issuers and the Guarantors may exclude from such registration the Securities of any Holder that fails to furnish such information within 20 business days after receiving such request.

(o)                                 The Issuers and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)                                 In the case of any Shelf Registration, the Issuers and the Guarantors shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter at all reasonable times and in a reasonable manner all relevant financial and other records, pertinent corporate documents and properties of the Issuers and the Guarantors and (ii) cause the Issuers and the Guarantors’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided that if any such information is designated by the Issuers and the Guarantors as being confidential or proprietary, each Person receiving such information shall take such actions as are necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or such underwriter, attorney, accountant or agent.

(q)                                 In the case of any Shelf Registration, the Issuers and the Guarantors, if requested by any Holder of Securities covered thereby, shall cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering such matters as are customarily covered in opinions given in connection with underwritten offerings as may be appropriate in the circumstances; (ii) their officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)                                    In the case of a Shelf Registration, the Issuers and the Guarantors shall use their commercially reasonable efforts to cause all Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuers or any Guarantor are then listed if requested by Holders of a majority in aggregate principal amount of the Securities, to the extent such Securities satisfy applicable listing requirements.

(s)                                   In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers and the Guarantors will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(t)                                    The Issuers and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.                                      Registration Expenses. The Issuers and the Guarantors, jointly and severally, shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5.                                      Indemnification.

(a)                                 The Issuers and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder of the Securities, each Initial Purchaser any Participating Broker-Dealer and each person, if any, who controls such Holder, such Initial Purchaser or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, each Initial Purchaser, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions, arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuers and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, is caused by or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuers and the Guarantors by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Issuers and the Guarantors had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuers and the Guarantors may otherwise have to such Indemnified Party. The Issuers and the Guarantors, jointly and severally, shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)                                 Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantors, the Initial Purchasers, the other selling Holders, the directors of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors who signed the Registration Statement and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuers, the Guarantors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuers and the Guarantors in writing by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuers and the Guarantors for any legal or other expenses reasonably incurred by the Issuers and the Guarantors or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuers and the Guarantors or any of their controlling persons.

(c)                                  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnifying party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

(e)                                  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers and the Guarantors or the officers or directors of or any person controlling the Issuers and the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Securities pursuant to a Shelf Registration Statement.

(f)                                   The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

6.                                      Additional Interest Under Certain Circumstances.

(a)                                 Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) or (ii) below a “Registration Default”):

(i)                                     If by 270 days after the Issue Date, either the Registered Exchange Offer is not declared effective by the Commission or, if required in lieu thereof, the Shelf Registration Statement is not declared effective by the Commission; or

(ii)                                  If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared (or becomes automatically) effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 0.5% per annum.

(b)                                 A Registration Default referred to in Section 6(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuers and the Guarantors where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Issuers and the Guarantors that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuers and the Guarantors are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)                                  Any amounts of Additional Interest due pursuant to clause (i) or (ii) of Section 6(a) above will be payable in cash in arrears on the regular interest payment dates with respect to the Initial Securities.

(d)                                 “Transfer Restricted Securities” means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement and (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

7.                                      Rules 144 and 144A. The Issuers and the Guarantors shall use their commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers and the Guarantors are not required to file such reports, it will, upon the reasonable request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Issuers and the Guarantors covenant that they will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuers and the Guarantors will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Issuers and the Guarantors by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Issuers and the Guarantors shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers and the Guarantors to register any of their securities pursuant to the Exchange Act.

8.                                      Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.                                      Miscellaneous.

(a)                                 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuers and the Guarantors and the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities affected by such amendment, modification, supplement, waiver or consents; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 9(a) shall be by a writing executed by each of the parties hereto.

(b)                                 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)                                 if to a Holder of the Securities, at the most current address given by such Holder to the Issuers and the Guarantors.

(2)                                 if to the Initial Purchasers;

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Fax No.: (212) 325-4296
Attention: Transactions Advisory Group

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Fax No.: (213) 621-5122
Attention: Michelle Gasaway

(3)                                 if to the Issuers and the Guarantors, at their address as follows:

WideOpenWest Finance, LLC
7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
Fax. No.: (720) 479-3585
Attention: General Counsel

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Fax No.: (212) 446-6460
Attention: Joshua Korff

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)                                  No Inconsistent Agreements. The Issuers and the Guarantors have not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d)                                 Successors and Assigns. This Agreement shall be binding upon the Issuers and the Guarantors and their successors and assigns.

(e)                                  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                                   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)                                  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)                                 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)                                     Securities Held by the Issuers and the Guarantors. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuers and the Guarantors or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the, the Issuers and the Guarantors in accordance with its terms.

Very truly yours,

WIDEOPENWEST FINANCE, LLC

By:	/s/ Richard E. Fish, Jr.
Title: Chief Financial Officer

WIDEOPENWEST CAPITAL CORP.

By:	/s/ Richard E. Fish, Jr.
Title: Chief Financial Officer

WIDEOPENWEST NETWORKS, LLC
WIDEOPENWEST ILLINOIS, LLC
WIDEOPENWEST MICHIGAN, LLC
WIDEOPENWEST OHIO, LLC
WIDEOPENWEST CLEVELAND, LLC
SIGECOM, LLC
WIDEOPENWEST MID-MICHIGAN HOLDINGS, LLC
WIDEOPENWEST MID-MICHIGAN LLC
KITE PARENT CORP.
KNOLOGY, INC.
KNOLOGY OF MONTGOMERY, INC.
KNOLOGY TOTAL COMMUNICATIONS, INC.
KNOLOGY OF THE WIREGRASS, INC.
WIREGRASS TELCOM COMMUNICATIONS ONE, INC.
VALLEY TELEPHONE CO., LLC
KNOLOGY BROADBAND, INC.
KNOLOGY DATA CENTER SERVICES, INC.
KNOLOGY OF CENTRAL FLORIDA, INC.
KNOLOGY PROVIDER SOLUTIONS GROUP, INC.
KNOLOGY OF ALABAMA, INC.
KNOLOGY OF AUGUSTA, INC.
KNOLOGY OF CHARLESTON, INC.
KNOLOGY OF COLUMBUS, INC.

[Signature Page to Registration Rights Agreement]

KNOLOGY OF GEORGIA, INC.
KNOLOGY OF HUNTSVILLE, INC.
KNOLOGY OF KENTUCKY, INC.
KNOLOGY OF KNOXVILLE, INC.
KNOLOGY OF NASHVILLE, INC.
KNOLOGY OF SOUTH CAROLINA, INC.
KNOLOGY OF SOUTH DAKOTA, INC.
KNOLOGY OF TENNESSEE, INC.
KNOLOGY OF KANSAS, INC.
ITC GLOBE, INC.
KNOLOGY OF FLORIDA, LLC
BHFC PUBLISHING, LLC
GLOBE TELECOMMUNICATIONS, INC.
KNOLOGY OF THE VALLEY, INC.
KNOLOGY COMMUNITY TELEPHONE, INC.
BLACK HILLS FIBER SYSTEMS, INC.
KNOLOGY OF THE PLAINS, INC.
KNOLOGY OF THE BLACK HILLS, LLC
WOW BUSINESS SERVICES, LLC

By:	/s/ Richard E. Fish, Jr.
Title: Chief Financial Officer

The foregoing Registration Rights

Agreement is hereby confirmed and

accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC

BY:  CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Eric Federman
Name: Eric Federman
Title Managing Director

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers and the Guarantors have agreed that, for a period of 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Issuers and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                             , 20    , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Issuers and the Guarantors will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(1)   In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

For a period of 180 days after the Expiration Date the Issuers and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers and the Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D

☐            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SCHEDULE A-1

Guarantors

Name		Jurisdiction of Incorporation
1.	WideOpenWest Networks, LLC	Delaware
2.	WideOpenWest Illinois, LLC	Delaware
3.	WideOpenWest Michigan, LLC	Delaware
4.	WideOpenWest Ohio, LLC	Delaware
5.	WideOpenWest Cleveland, LLC	Delaware
6.	Sigecom, LLC	Indiana
7.	WideOpenWest Mid-Michigan Holdings, LLC	Delaware
8.	WideOpenWest Mid-Michigan LLC	Delaware
9.	Kite Parent Corp.	Delaware
10.	Knology, Inc.	Delaware
11.	Knology Broadband, Inc.	Delaware
12.	Knology Data Center Services, Inc.	Delaware
13.	Knology of Central Florida, Inc.	Delaware
14.	Knology Provider Solutions Group, Inc.	Delaware
15.	Knology of Alabama, Inc.	Delaware
16.	Knology of Augusta, Inc.	Delaware
17.	Knology of Charleston, Inc.	Delaware
18.	Knology of Columbus, Inc.	Delaware
19.	Knology of Georgia, Inc.	Delaware
20.	Knology of Huntsville, Inc.	Delaware
21.	Knology of Kentucky, Inc.	Delaware
22.	Knology of Knoxville, Inc.	Delaware
23.	Knology of Nashville, Inc.	Delaware
24.	Knology of South Carolina, Inc.	Delaware
25.	Knology of South Dakota, Inc.	Delaware
26.	Knology of Tennessee, Inc.	Delaware
27.	Knology of Kansas, Inc.	Delaware
28.	ITC Globe, Inc.	Delaware
29.	Knology of Florida, LLC	Delaware
30.	BHFC Publishing, LLC	Delaware
31.	Globe Telecommunications, Inc.	Georgia
32.	Knology of the Valley, Inc.	Georgia
33.	Knology Community Telephone, Inc.	South Dakota
34.	Black Hills Fiber Systems, Inc.	South Dakota
35.	Knology of the Plains, Inc.	South Dakota
36.	Knology of the Black Hills, LLC	South Dakota
37.	Knology of Montgomery, Inc.	Alabama
38.	Knology Total Communications, Inc.	Alabama
39.	Knology of the Wiregrass, Inc.	Alabama
40.	Wiregrass Telcom, Inc.	Alabama
41.	Communications One, Inc.	Alabama
42.	Valley Telephone Co., LLC	Alabama
43.	WOW Business Services, LLC	Delaware